GMAC LLC
SmartNotes
Due from 9 Months to 30 Years from Date of Issue

Registration No.:	333-136021
File Pursuant to Rule:	424(b)(3)
Pricing Supplement No:	9
(To Prospectus dated May 17, 2007)
Date of this Pricing Supplement	July 20, 2007
Trade Date:	July 26, 2007
Issue Date:	July 31, 2007
Unless otherwise specified in an applicable pricing supplement, the SmartNotes will not be listed on any securities exchange, and there can be no assurance that the SmartNotes offered will be sold or that there will be a secondary market for the SmartNotes.

CUSIP
or	Stated Interest	Maturity	Price to	Selling
Common Code	Rate	Date	Public (1)	Concession
3704A0Q70	6.50%	1/15/09	100%	0.1250%
3704A0Q88	6.65%	7/15/09	100%	0.3000%
3704A0Q96	7.15%	7/15/12	100%	0.7500%

Subject to
Redemption
Payment	Survivor's	or Repayment
Date and terms of redemption or
Frequency	Option	Yes/No	repayment (if applicable)
Monthly	YES	NO	N/A
Monthly	YES	NO	N/A
Monthly	YES	NO	N/A
(1)	Expressed as a percentage of aggregate principal amount. Actual price to public may be less, and will be determined by prevailing market prices at the time of purchase.